                             POWER OF ATTORNEY FOR

                       REGISTRATION STATEMENT ON FORM S-4

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel and each of them, as attorneys-in-fact for the undersigned (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, individually and in the capacities stated below, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the SFX Entertainment, Inc. offer to exchange its 9 1/8% Senior Subordinated Notes due 2008 for all its outstanding 9 1/8% Senior Subordinated Notes due 2008 and any and all amendments, supplements and exhibits to any such Registration Statement, including post-effective amendments, and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Registration Statement or securities covered thereby, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

Executive Chairman, principal executive          Fillmore Corporation                   PACE Variety Entertainment, Inc.
officer and Director of:                         Fillmore Fingers, Inc.                 Pavilion Partners
                                                 FPI Concerts, Inc.                     PEC, Inc.
AKG, Inc.                                        GSAC Partners                          Polaris Amphitheater Concerts, Inc.
American Broadway, Inc.                          In House Tickets, Inc.                 PTG-Florida, Inc.
Atlanta Concerts, Inc.                           Irving Plaza Concerts, Inc.            QN Corp.
Ardee Festivals N.J., Inc.                       Murat Center Concerts, Inc.            SFX Broadcasting of the Midwest, Inc.
Ardee Productions, Ltd.                          Murat Center Concerts, LP              SFX Concerts, Inc.
Beach Concerts, Inc.                             NOC, Inc.                              SFX Entertainment, Inc.
BGP Acquisition, LLC                             Northeast Ticketing Company            SFX Network Group, LLC
BG Presents, Inc.                                Old PCI, Inc                           Shoreline Amphitheatre Ltd.
Bill Graham Enterprises, Inc.                    PACE AEP Acquisition, Inc.             Shoreline Amphitheatre Partners
Bill Graham Management, Inc.                     PACE Amphitheater Management, Inc..    SM/PACE, Inc.
Bill Graham Presents, Inc.                       PACE Amphitheaters, Inc.               Southeast Ticketing Company
Broadway Concerts, Inc.                          PACE Bayou Place, Inc.                 Sunshine Concerts, LLC
Concerts, Inc.                                   PACE Communications, Inc.              Sunshine Designs, Inc.
Connecticut Amphitheater Development Corp.       PACE Concerts GP, Inc.                 Sunshine Designs, LP
Connecticut Concerts, Incorporated               PACE Concerts, Ltd. PACE               Suntex Acquisition, Inc.
Connecticut Performing Arts, Inc.                PACE Entertainment Corporation         Suntex Acquisition, LP
Connecticut Performing Arts Partners             PACE Entertainment GP Corp.            Touring Productions, Inc.
Conn Ticketing Company                           PACE Entertainment Group, Ltd.         Tuneful Company, Inc.
Contemporary Group Acquisition Corp.             PACE Milton Keynes, Inc.               Westbury Music Fair, LLC
Deer Creek Amphitheater Concerts, Inc.           PACE Motor Sports, Inc.                Wolfgang Records
Deer Creek Amphitheater Concerts, LP             PACE Music Group, Inc.
Delsener/Slater Enterprises, Ltd.                PACE Productions, Inc.
Dumb Deal, Inc.                                  PACE Theatrical Group, Inc.
Entertainment Performing Arts, Inc.              PACE Touring, Inc.
Exit 116 Revisited, Inc.                         PACE U.K. Holding Corporation
Festival Productions, Inc.



Dated:  April 16, 1998                            /s/  Robert F.X. Sillerman
                                               ------------------------------
                                                       Robert F.X. Sillerman